    As filed with the Securities and Exchange Commission on October 10, 2001
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                              REDBACK NETWORKS INC.
             (Exact name of registrant as specified in its charter)

               Delaware                             3576                        77-0438443
   (State or other jurisdiction of      (Primary Standard Industrial           (IRS Employer
    incorporation or organization)       Classification Code Number)        Identification No.)

                                 250 Holger Way
                             San Jose, CA 95134-1300
               (Address of principal executive offices) (Zip Code)

                              REDBACK NETWORKS INC.
                        1999 Employee Stock Purchase Plan
                            1999 Stock Incentive Plan
                      Merlin Systems, Inc. 2000 Stock Plan
                    Stock Option Agreement for Georges Antoun
                  Stock Option Agreement for Kevin A. DeNuccio
                            (Full title of the Plans)

                                Kevin A. DeNuccio
                      President and Chief Executive Officer
                              Redback Networks Inc.
                                 250 Holger Way
                         San Jose, California 95134-1300
                     (Name and address of agent for service)

                                 (408) 571-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                 Proposed Maximum     Proposed Maximum
                                               Amount to be       Offering Price          Aggregate           Amount of
   Title of Securities to be Registered        Registered(1)         per Share         Offering Price      Registration Fee
-----------------------------------------    -----------------  ------------------- -------------------- -------------------
1999 Employee Stock Purchase Plan
---------------------------------
Rights to purchase Common Stock                  1,184,342              N/A                N/A                 N/A
Common Stock, $0.0001 par value               1,184,342 Shares         $1.675            $ 1,983,772.85      $  495.94

1999 Stock Incentive Plan
-------------------------
Options to purchase Common Stock                 2,000,000              N/A                N/A                 N/A
Common Stock, $0.0001 par value               2,000,000 Shares         $1.675            $ 3,350,000.00      $  837.50

Merlin Systems, Inc. 2000 Stock Plan
------------------------------------
Options to purchase Common Stock                   7,372                N/A                N/A                 N/A
Common Stock, $0.0001 par value                 7,372 Shares           $5.98             $    44,084.56      $   11.02

Stock Option Agreement for Georges Antoun
-----------------------------------------
Options to purchase Common Stock                 1,000,000              N/A                N/A                 N/A
Common Stock, $0.0001 par value               1,000,000 Shares         $1.675            $ 1,675,000.00      $  418.75

Stock Option Agreement for Kevin A.
-----------------------------------
DeNuccio
--------
Options to purchase Common Stock                 6,500,000              N/A                N/A                 N/A
Common Stock, $0.0001 par value               6,500,000 Shares         $1.675            $10,887,500.00      $2,721.88

==========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Employee Stock Purchase Plan, 1999 Stock Incentive Plan, Merlin Systems, Inc. 2000 Stock Plan, Stock Option Agreement for Georges Antoun, and the Stock Option Agreement for Kevin A. DeNuccio by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Redback Networks Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Redback Networks Inc. as reported on the Nasdaq National Market on October 4, 2001.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

================================================================================

                                     PART II
               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        Redback Networks Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

        (b)   (1)  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

              (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001;

              (3) The Registrant's Current Reports on Forms 8-K filed with the SEC on September 27, 2001; and

        (c) The Registrant's Registration Statement No. 0-25853 on Form 8-A filed with the SEC on April 22, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        -------------------------

        Not Applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed
        -----------------------------------

        Not Applicable.

Item 8. Exhibits
        --------

           Exhibit        Exhibit
           -------        -------
            Number
            ------
              4           Instrument Defining Rights of Stockholders. Reference
                          is made to Registrant's Registration Statement No.
                          0-25853 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this Registration
                          Statement.
              5           Opinion and consent of Gunderson Dettmer Stough
                          Villeneuve Franklin & Hachigian, LLP
             23.1         Consent of Independent Accountants.
             23.2         Consent of Gunderson Dettmer Stough Villeneuve
                          Franklin & Hachigian, LLP is contained in Exhibit 5.
             24           Power of Attorney. Reference is made to page II-4 of
                          this Registration Statement.


Item 9. Undertakings
        ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Employee Stock Purchase Plan, 1999 Stock Incentive Plan, Merlin Systems, Inc. 2000 Stock Plan, Stock Option Agreement for Georges Antoun, and the Stock Option Agreement for Kevin A. DeNuccio.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 9th day of October, 2001.

                                      REDBACK NETWORKS INC.

                                      By: /s/ Kevin A. DeNuccio
                                          --------------------------------
                                          Kevin A. DeNuccio
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Redback Networks, Inc, a Delaware corporation, do hereby constitute and appoint Kevin A. DeNuccio and Dennis P. Wolf, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                                   Date
          ---------                                    -----                                   ----
 /s/ Kevin A. DeNuccio                   President and Chief Executive Officer            October 9, 2001
----------------------------             (Principal Executive Officer)
     Kevin A. DeNuccio


   /s/ Dennis P. Wolf                    Senior Vice President of Finance and Chief       October 9, 2001
----------------------------             Financial Officer (Principal Financial and
       Dennis P. Wolf                    Accounting Officer)

          Signature                           Title                            Date
          ---------                           -----                            ----
     /s/ Gaurav Garg               Senior Vice President of Product      October 9, 2001
---------------------------        Management and Director
         Gaurav Garg

     /s/ Promod Haque              Director                              October 9, 2001
----------------------------
         Promod Haque

     /s/ Vinod Khosla              Director                              October 9, 2001
----------------------------
         Vinod Khosla

   /s/ William H. Kurtz            Director                              October 9, 2001
----------------------------
       William H. Kurtz

   /s/ Pierre R. Lamond            Director                              October 9, 2001
----------------------------
       Pierre R. Lamond

/s/ Daniel J. Warmenhoven          Director                              October 9, 2001
----------------------------
    Daniel J. Warmenhoven

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number           Exhibit
--------------           -------
         4               Instrument Defining Rights of Stockholders.  Reference is made to Registrant's
                         Registration Statement No. 0-25853 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

         5               Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

        23.1             Consent of Independent Accountants.

        23.2             Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

        24               Power of Attorney. Reference is made to page II-4 of this Registration Statement.